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                                                                    EXHIBIT 4.30

         WARRANT AGREEMENT dated as of April 3, 2000, by and between HOME DIRECTOR, INC., a Delaware corporation (the "Company"), and SPENCER TRASK SECURITIES, INCORPORATED (the "Agent").

                               W I T N E S S E T H

         WHEREAS, the Company proposes to sell to the Agent and/or its designees warrants ("Warrants") to purchase shares of Series B Convertible Preferred Stock, par value $.00l per share, of the Company ("Preferred Stock") in an amount equal to twenty percent (20%) of the number of shares of Preferred Stock contained in the Units (as defined in the Placement Agency Agreement (as defined below)) sold by the Agent and

         WHEREAS,  the  Agent  has  agreed  pursuant  to  the  Placement  Agency
Agreement, dated April 10, 2000, between the Agent and the Company (the "Placement Agency Agreement") to act as the placement agent in connection with the Company's proposed private placement of up to 200 (subject to increase to 240 or such greater amount as the Company and the Placement Agent agree) Units (the "Offering"); and

         WHEREAS, the Warrants to be sold pursuant to this Agreement will be issued on one or more Closing Dates (as such term is defined in the Placement Agency Agreement) by the Company to the Agent in consideration for, and as part of the Agent's compensation in connection with, the Agent acting as the placement agent pursuant to the Placement Agency Agreement;

         NOW, THEREFORE, in consideration of the premises, the payment by the Agent to the Company of ONE DOLLAR, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. GRANT. The Holders (as defined below) are hereby granted the right to purchase, at any time from the date hereof until 5:30 p.m., New York time, on the earlier of (a) the tenth anniversary of the Final Closing (as defined in the Placement Agency Agreement) and (b) the third anniversary of the closing date of the initial public offering of the Company's Common Stock occurring within such ten-year period (the "Warrant Exercise Term"), a number of shares of Preferred Stock equal to twenty percent (20%) of the number of shares of Preferred Stock contained in the Units sold in the Offering at the initial exercise price (subject to adjustment as provided in Section 8 hereof) of $1.00 per share of Preferred Stock, subject to the terms and conditions of this Agreement.

         2. WARRANT CERTIFICATES. The Warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in EXHIBIT A, attached hereto and made a part hereof with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

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         3. EXERCISE WARRANT.

         3.1 METHOD OF EXERCISE. The Warrants are initially exerciseable at an initial exercise price (subject to adjustment as provided in Section 8 hereof) per share of Preferred Stock set forth in Section 5 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Preferred Stock issuable upon exercise of the Warrants (the `Warrant Shares") at the Company's principal offices, currently at 991 Aviation Parkway, Suite 800, Morrisville, North Carolina 27560, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Preferred Stock so purchased. The purchase rights represented by each Warrant Certificate are exerciseable at the option of the Holder thereof; in whole or in part (but not as to fractional shares of the Preferred Stock underlying the Warrants). Warrants may be exercised to purchase all or part of the shares of Preferred Stock represented thereby. In the case of purchase of less than all the shares of Preferred Stock purchasable under any Warrant
Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Preferred Stock.

         3.2 EXERCISE BY SURRENDER OF Warrant. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrant shall have the right at any time and from time to time, provided that the Preferred Stock and/or the Company's Common Stock, par value S.00l per share ("Common Stock"), underlying the Preferred Stock (collectively the N Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 in exchange for the number of shares of Preferred Stock equal to the product of (x) the number of shares as to which the Warrants are being exercised multiplied by
(y) a fraction, the numerator of which is the Market Price (as defined in Section 8.1 (vi) hereof) of the Stock less the Exercise Price and the denominator of which is such Market Price

         Solely for the purposes of this Section 3.2, Market Price shall be calculated either (i) on the date on which the annexed Form of Election is deemed to have been sent to the Company pursuant to Section 13 hereof ("Notice Date") or (ii) as the average of the Market Price for each of the five (5) trading days preceding the Notice Date, whichever of (i) or (ii) is greater.

         4. ISSUANCE OF CERTIFICATES. Upon the exercise of the Warrants, certificates for shares of Preferred Stock or other securities, properties or rights underlying such Warrants, shall be issued forthwith (and in any event such issuance shall be made within five business days) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Section 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof, provided, however, that the Company shall not be required to pay any tax which may be payable in respect to any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or people requesting the issuance thereof shall have paid to

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the  Company  the  amount  of  such  tax  or it  shall  be  established  to  the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the shares of Preferred Stock (and/or other securities, property or rights issuable upon exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         5. EXERCISE PRICE.

         5.1 INITIAL AND ADJUSTED EXERCISE PRICE. Except as otherwise provided in Section 8 hereof the Warrants shall be exerciseable to purchase Preferred Stock at a price of $1.00 per share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

         5.2 EXERCISE PRICE. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         6. REGISTRATION RIGHT.

         6.1 REGISTRATION UNDER THE SECURITIES ACT OF 1933. Neither the Warrants, the Warrant Shares nor the shares of Common Stock underlying the Warrant Shares (collectively, the "Warrant Securities") have been registered under the Securities Act of 1933 (the "Act") for public resale. The Warrants, and any securities issuable upon exercise of the Warrants shall bear the following legends:

         The Securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and may not be offered, 50 pledged or otherwise transferred except pursuant to (i) an effective registration statement under the Act, or (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under the Act relating to the disposition of securities), provided that the issuer of this certificate is provided with an opinion of counsel reasonably satisfactory to the issuer, that an exemption from registration under such Act is available.

         The transfer or exchange of the securities represented by this certificate is restricted in accordance with the warrant agreement referred to herein.

         6.2 PIGGYBACK REGISTRATION. If, at any tine commencing after the date hereof until the expiration of the Warrant Exercise Term, the Company proposes to register any of its securities under the Act on a registration statement that may be used for the registration of the Warrant Securities (other than in connection with a merger, pursuant to Form S8, 54 or comparable registration statement, in connection with a registration requested pursuant to

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Section 6.3 hereof or in  connection  with an  exchange  offer or an offering of securities solely to the Company's existing stockholders) it will give written notice by registered mail, at least thirty (30) business days prior to the filing of each such registration statement, to the Agent and to all other Holders of the Warrant Securities of its intention to do so. If the Agent or other Holders of the Warrant Securities notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any Warrant Securities in such proposed registration statement, the Company shall afford the Agent and such Holders of the Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement.

         Notwithstanding the provisions of this Section 6.2, (A) the Company shall have the right any time after it shall have given written notice pursuant to this Section 6.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect to postpone or not to file any such proposed registration statement, or to withdraw the same after filing but prior to the effective date thereof and ( if the underwriter or underwriters, if any, of any such proposed public offering shall be of the reasonable opinion that the total amount or kind of securities held by the holders of Warrant Securities and any other persons or entities entitled to be included in such Public Offering would adversely affect the success of such public offering then the amount of securities to be offered for the accounts of holders of Warrant Securities shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such public offering to the amount reasonably recommended by the underwriter or underwriters thereof, whereupon the Company shall only be obligated to register such limited portion (which may be none) of the Warrant Securities with respect to which such holder has provided notice pursuant to this Section 6.2. in no event shall the Company be required pursuant to this Section 6.2 to reduce the amount of securities to be registered by it.

         6.3 DEMAND REGISTRATION.

         (a) So long as the Company shall have any of its securities registered under the Act or the Exchange Act, at any time commencing after the date hereof until expiration of the Warrant Exercise Term, the Holders of the Warrant Securities representing a "Majority" (as hereinafter defined) of such Warrant Securities (assuming the exercise of all of the then outstanding Warrants) shall have the right (which right is in addition to the registration rights under Section 6.2 hereof), exerciseable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on two (2) occasions, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and the counsel for the Agent and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Securities for no less than one hundred twenty
(120) days by such Holder and any other Holders of the Warrant Securities who notify the Company within ten (10) days after receiving notice front the Company of such request.

         (b) The Company covenants and agrees to give written notice of any registration request under this Section 6.3 by any Holder or Holders to all other registered Holders of the Warrant Securities within fifteen (15) days from the date of the receipt of any such registration request; PROVIDED that the Company shall have the right to delay the effectiveness of such registration request (A) for such reasonable period of time until the Company receives or prepares financial statements for the fiscal period most recently ended prior

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to such  written  request,  if  necessary  to avoid  the use of stale  financial statements or (B) if the Company would be required to divulge in such registration statement the existence of any fact relating to a material business situation, transaction or negotiation not otherwise required to be disclosed or if the Board of Directors of the Company shall determine in good faith that the registration to be effected would not be in the best interest of the Company, in which case the Company shall have the right to delay such filing for a period of no longer than one hundred (120) days.

         (c) All expenses (other than underwriting discounts and commissions) incurred in connection with registration, filing or qualification pursuant to the first registration request made pursuant to the subsection (a) of this
Section 6.3, including, without limitation, all registration, listing, filing and qualification fees, printers and accounting fees and the fees anti disbursements of counsel for the Holders shall be borne by the Company. Upon a second registration request pursuant to subsection (a) of this Section 6.3, the Holders requesting registration shall bear such costs on a pro-rata basis with respect to the Warrant Securities in respect of which they are requesting registration.

         (d) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Warrant Securities within the time period specified in Section 6.4 (a) hereof pursuant to the written notice specified in Section 6.3 (a) of a Majority of the Holders of the Warrants and/or Warrant Securities, the Company agrees that upon the written notice of election of a Majority of the Holders of the Warrants and/or Warrant Securities it shall repurchase (i) any and all Warrant Securities at the higher of the Market Price as defined in Section 8.1 (vi) per share of Stock on (x) the date of the notice sent pursuant to Section 63 (a) or (y) the expiration of the one-hundred-twenty-day (120-day) period specified in Section 6.4 (a) and (ii) any and all Warrants at such Market Price less the exercise price of such Warrant. Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in Section 6.4 (a) or (ii) the delivery of the written notice of election specified in this Section 6.3(d).

         6.4  COVENANTS  OF  THE  COMPANY  WITH  RESPECT  TO  REGISTRATION.   In
connection with any registration under Sections 6.2 or 6.3 hereof the Company covenants and agrees as follows:

         (a) The Company shall use its best efforts to file a registration statement as soon as practicable and shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

         (b) Except as provided in Section 6.3(c) above, the Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions or other charges of any broker-dealer acting on behalf of Holder(s)), fees and expenses in connection with all registration statements filed pursuant to Section 6.2 and 63 (a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holders(s) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Section 6.3(c).

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         (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in the registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s) in writing, provided that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process where it is not so subject or would subject the Company to any tax in any jurisdiction where it is not then so subject.

         (d) The Company shall indemnify the Holder(s) of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense ox liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Agent contained in Section 7 of the Placement Agency Agreement.

         (e) The Holder(s) of the Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 (a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such a registration statement to the same extent and with the same effect as the provision contained in Section 7 of the Placement Agency Agreement pursuant to which the Agent has agreed to indemnify the Company.

         (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

         (g) The Company shall prepare and file with the SEC such amendments and post-effective amendments to the registration statement as may be necessary to keep the Registration effective until all such Warrant Securities are sold; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof as set forth in such registration statement or supplement to the prospectus.

         (h) The Company shall furnish to each Holder participating in an offering including Warrant Securities pursuant to Sections 6.1 or 6.3 hereof, and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the

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closing under the  underwriting  agreement),  and (ii) a "cold  comfort"  letter
dated  the  effective  date  of  such  registration   statement  (and,  if  such
registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities

         (i) The Company shall, as soon as practicable after the effective date of a registration statement relating to any Warrant Securities pursuant to
Section 6.2 or 6.3 hereof, and in any event within fifteen (15) months thereafter, use its reasonable efforts to make "generally available to its security holders" (within the meaning of Rule 15S under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement.

         (j) The Company shall deliver promptly to each Holder participating in an offering including any Warrant Securities pursuant to Sections 61 or 6.3 hereof who so requests and to the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement, and shall permit each underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such underwriter shall reasonably request as it deems necessary to comply with applicable securities laws and NASD rules.

         (k) With respect to a registration pursuant to Section 6.3 hereof, the Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by Holders holding a Majority of the Warrant Securities requested to be included in such underwriting. Such managing underwriter(s) shall be satisfactory to the Company and each Holder and such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all the representations, warranties arid covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

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         (l) Intentionally deleted.

         (m) For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants or Warrant Securities, shall mean in excess of fifty percent (50%) of the outstanding Warrants or Warrant Securities that (i) are not held by the Company, an affiliate (excluding the Agent and any affiliate of the Agent), officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

         7. Intentionally deleted.

         8. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

         8.1 COMPUTATION OF ADJUSTED EXERCISE PRICE. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of its Stock (as defined in Section 8.5), other than the issuance or sales referred to in Section 8.6 hereof including shares held in the Company's treasury and shares of Stock issued `upon the exercise of any options, rights or warrants, to subscribe for shares of Stock issued upon the direct or indirect conversion or exchange of securities for shares of Stock, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance or sale of such shares or the "Market Price," as defined in
Section 8.1(vi), hereof per share of Stock on the date immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the tower of (i) the Exercise Price in effect immediately prior to such issuance or sale and (ii) the Market Price per share of Stock on the date immediately prior to the issuance or sale of such shares, in either event, reduced, but not to a number which is below .001, by the positive difference, if any, between the (u) Market Price per share of Stock on the date immediately prior to the issuance or sale and (v) the amount per share received in connection with such issuance or sale, multiplied by (b) the total number of shares of Stock outstanding immediately prior to such issuance or sale, plus (Y) the aggregate of the amount of all consideration, if any received by the Company upon such issuance or sale, by (B) the total number of shares of Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Stock, as provided by Section 8.3 hereof.

         For the purposes of this Section 8 the term Exercise Price shall mean the Exercise Price per share of Preferred Stock set forth in Section 5 hereof as adjusted from time to time pursuant to the provisions of this Section 8.

         For  purposes of any  computation  to be made in  accordance  with this
Section 8.1, the following provisions shall be applicable:

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         (i)  In  case  of the  issuance  or  sale  of  shares  of  Stock  for a consideration part or all of which shall be cash, the amount of the cash consideration, shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Stock are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription price, the public offering price, before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other persons or entities performing similar services), or any expenses incurred in connection therewith and less any amounts payable to security holders or any affiliate thereof, including, without limitation, any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts shall be valued at the aggregate amount payable thereunder whether such payments are absolute or contingent and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof.

         (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

         (iii) Shares of Stock issuable by way of dividend or other distribution on any capital stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

         (iv) The reclassification of securities of the Company other than shares of Stock into securities including shares of Stock shall be deemed to involve the issuance of such shares of Stock for consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Stock shall be determined as provided in subsection (ii) of this Section 8.1.

         (v) The number of shares of Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of then outstanding options, rights, warrants and upon the conversion or exchange of then outstanding convertible or exchangeable securities.

         (vi) As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Stock is listed or admitted to trading, or, if the Stock is not listed or admitted to trading on any national securities exchange, the average closing bid price as furnished by the NASD through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if the Stock is not quoted on NASDAQ as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

         8.2  OPTIONS,   RIGHTS,   WARRANTS  AND  CONVERTIBLE  AND  EXCHANGEABLE
SECURITIES.

         In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Stock, or issue any securities convertible into or exchangeable for shares of Stock, for a consideration per share less than the Exercise Price in effect or the Market Price immediately prior to the issuance of such options, rights, warrants or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights, warrants or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 8.1 hereof, provided that:

         (a) The aggregate maximum number of shares of Stock, as the case maybe, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for such options, rights or warrants.

         (b) The aggregate maximum number of shares of Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

         (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this
Section 8.2, or in the price per share at which the securities referred to in subsection (b) of this Section 8.2 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect to shares not thereto issued pursuant to the exercise or conversion or exchange thereof and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

         8.3 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         8.4 ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         8.5 DEFINITION OF STOCK. For the purpose of this Agreement, the term "Stock" shall mean (i) the class of stock designated as Common Stock or Series B Preferred Stock in the Certificate of Designations of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than the shares of Stock outstanding as of the date hereof, the Holders, at their option, may receive upon exercise of any Warrants either shares of Stock or a like number of such securities with greater or superior voting rights.

         8.6 MERGER OR CONSOLIDATION. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this Subsection shall similarly apply to successive consolidations or mergers.

         8.7 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall be made:

         (a) Upon issuance or sale of the Warrants or the shares of Stock issuable upon the exercise of the Warrants.

         (b) Upon conversion of Preferred Stock or other options, warrants and convertible securities outstanding as of the date hereof into shares of Common Stock.

         (c) Upon issuance of options, and Common Stock granted thereunder, granted to employees of the Company issued under one or more stock options plans that have an exercise price equal to the fair market value of the Common Stock as determined in good faith by the Board of Directors.

         (d) Upon issuance of shares of Common Stock as a result of the antidilution rights attributable to the Series B Convertible Preferred Stock.

         (e) If the amount of said adjustment shall be less than two cents ($0.02) per security issuable upon exercise of the Warrants, PROVIDED, HOWEVER, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per security issuable upon exercise of the Warrants.

         8.8 DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Stock) or otherwise distribute to its stockholders any assets, properties, rights, evidence of indebtedness, securities (other than shares of Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been, exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 8.8.

         9. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal office of the Company, for a new Warrant Certificate of like form, tenor and date representing in the aggregate the tight to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like form and tenor in lieu thereof.

         10. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Preferred Stock upon the exercise of the Warrants, nor shaft it be required to issue script or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number or shares of Preferred Stock

         11. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Preferred Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Preferred Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company shall at times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock underlying the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Preferred Stock and other securities issuable upon such exercise shall be duly and validly issued, fully
paid,   non-assessable   and  not  subject  to
the preemptive rights of any stockholder. As long as the Warrants shall be outstanding and the Company shall have a class of its securities registered under the Act or the Exchange Act, the Company shall use its best efforts to cause all shares of Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all security exchanges on which the Preferred Stock issued to the public in connection herewith may then be listed and/or quoted.

         12. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be constructed as conferring upon the Holders the right to vote or to consent or to receive notice to stockholders in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

         (a) the Company shall take a record of the holders of its shares of Preferred Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

         (b) the Company shall offer to all the holders of its Preferred Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option right or warrant to subscribe therefor, or

         (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date for the dividend or the date of closing the transfer books for the determination of the issuance of any convertible or exchangeable securities or subscription rights, options or warrants or for the determination of the persons or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation winding up or sale.

         13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

         (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

         (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

                           With a copy to:

                           Kirkpatrick & Lockhart, LLP
                           1251 Avenue of the Americas, 45 Floor
                           New York, New York 10020

                           Attn: Stephen R. Connoni

         (c) if to the Agent, to the last known address of the Agent set forth in the Placement Agency Agreement or to such other address as the Agent may designate by notice to the Company and the Holders.

         14. SUPPLEMENTS AND AMENDMENTS. The Company and the Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates (other than the Agent) in order to cure any ambiguity, to co or supplement any provision contained herein which may be defective or inconsistent with any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Agent may deem necessary or desirable and which the Company and the Agent deem shall not adversely affect the interests of the Holders of Warrant Certificates. Other amendments to this Agreement may be made only with the written consent of the Holders of the Majority of the Warrant Securities.

         15. SUCCESSORS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

         16. TERMINATION. This Agreement shall terminate at the close of business on the seventh anniversary of the initia1 Closing. Notwithstanding the foregoing, the indemnification provisions of Section 6 shall survive such termination until the close of business on the tenth anniversary of the date hereof.

         17. GOVERNING LAW: SUBMISSION TO JURISDICTION. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing conflicts of laws.

         The Company, the Agent and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the Stave of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Agent and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Agent and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address as set forth in
Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Agent and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         18. ENTIRE AGREEMENT MODIFICATION. This Agreement (including the Placement Agency Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         19. SEVERABILITY. If any provision of this Agreement shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         20. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed, as a part of this Agreement and shall be given no substantive effect.
21. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shal1 be construed to give to any person, entity or corporation other than the Company and the Agent and any other registered Holders(s) of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement and this Agreement shall be for the sole and exclusive benefit of the Company and the Agent and any other Holder(s) of the Warrant Certificates or Warrant Securities.

         22. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterpart shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written.

[SEAL] HOME DIRECTOR, INC.


                               By:________________________________
                                    Mary B. Walker, President & CEO


Attest:


___________________________
Secretary


                                                     SPENCER TRASK SECURITIES,
                                  INCORPORATED


                                                     By:________________________
                                                          Authorized Officer

                               WARRANT CERTIFICATE

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON. EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS. AMENDED (THE "ACT"); AND MAY NOT BE OFFERED SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE, ACT, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), PROVIDED THAT THE ISSUER OF THIS CERTIFICATE IS PROVIDED WTTH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.


No.                                                          8,991,850 Warrants

                               WARRANT CERTIFICATE

         This Warrant Certificate certifies that SPENCER TRASK SECURITIES, or its registered assigns, is the registered holder of 8,991,850 Warrants to purchase initially, at any time after the date hereof until 5:30 p.m. New York time on date (the "Expiration Date") that is the earlier of (a) the tenth anniversary of the Final Closing (as defined in the Placement Agency Agreement between HOME DIRECTOR, INC., a Delaware corporation (the "Company"), and Spencer Trask Securities, Incorporated ("Agent")) and (b) the third anniversary of the closing date of the initial public offering of the Company's Common Stock occurring within such ten-year period (the "Warrant Ex Term"), up to 8,991,850 fully paid and non-assessable shares of Series B Convertible Preferred Stock, par value $0.001 per share ("Preferred Stock") of the Company, at the initial. exercise price, subject to adjustment in certain events (the "Exercise Price"), of $1.00 upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions and adjustments set forth herein and in the Warrant Agreement dated as of April 3, 2000 between the Company and the Agent (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

         No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of' Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holder or registered holders) of the Warrants.

         The Warrant Agreement provides-that, upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company securities issuable upon their exercise may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in. the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate and the executed form of assignment attached hereto at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like form and tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall- have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of April 3, 2000

                                                     HOME DIRECTOR, INC.



                                                     By_______________________
                                                       Mary E. Walker, President

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]

         The undersigned hereby irrevocably elects to exercise the right, represented; by this Warrant Certificate, to purchase ____________ shares of Preferred. Stock.

         In accordance with the terms of Section 3.2of the Warrant Agreement dated as of May 11, 2000 between HOME DIRECTOR, INC. and Spencer Trask Securities, Incorporated, the undersigned requests that a certificate for such securities be registered in the name of ______________________ whose address is ______________________________ and that such Certificate be delivered to
_______________________whose address is
___________________________________.

Dated:                     , 2000

                  Signature ________________________________
                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant
                  Certificate)



             (Insert Social Security or Other Identifying Number of
                                     Holder)



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                              [FORM OF ASSIGNMENT]

                (TOT BE EXECUTED BY THE RE HOLDER IF SUCH. HOLDER
                  DESIRES TO TRANSFER THE WARRANT CERTIFICATE)

         FOR  VALUE   RECEIVED____________________hereby   sells,   assigns  and
transfers unto _________________________________________

                  (PLEASE PRINT NAME AND ADDRESS OF TRANSFEREE)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_____________ Attorney to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                     , 2000

                    Signature ________________________________
                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)



             (Insert Social Security or Other Identifying Number of
                                     Holder)




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